                               POWER OF ATTORNEY

        The undersigned, General Electric Company, a New York company
(hereinafter referred to as the "Company") does hereby make, constitute and appoint each of the persons listed below as the Company's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Company for and with respect to the matters hereinafter described.

Name of Attorney:

              Alana L. Griffin                Robert Morimoto

        Each Attorney shall have the power and authority to execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the
Securities Exchange Act of 1934 on behalf of the Company with regard to any securities owned by the Company or any of their subsidiaries; and, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Company in order to more effectively carry out the intent and purpose of the foregoing.

        Agreements, commitments, documents, instruments and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Company without attestation and without affixation of the seal of the
Company. The Power of Attorney conferred hereby shall not be delegable by any
Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

        Unless revoked by the Company, this Power of Attorney shall be governed under the laws of the State of New York.

        IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be executed as of April 18, 2018.

                                  GENERAL ELECTRIC COMPANY

                                  By: /s/ Christoph A. Pereira
                                  Christoph A. Pereira
                                  Vice President,
                                  Chief Corporate, Securities & Finance Counsel

                               POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Alana L. Griffin and Robert Morimoto as the undersigned's true and lawful attorneys-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a stockholder of Pivotal Software, Inc. (the "Company"), Forms 3, 4 and 5,
including any amendments thereto, in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules and regulations thereunder (the
"Exchange Act");

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto and timely file such form with the United States Securities and Exchange Commission and the
applicable stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-
fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-
fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of April 16, 2018.

GE INTERNATIONAL HOLDINGS B.V.

Signature: /s/ Arjan Cornelis van der Linde

Name: Arjan Cornelis van der Linde

Title: Managing Director